Exhibit 2

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, the undersigned person hereby constitutes and appoints Alessandro Gili and Carlo Daneo, and each of them acting individually, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, in any and all capacities, to sign on his behalf any statements pursuant to Section 13 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the “Exchange Act”) with respect to his ownership of and transactions in any securities issued by Ferrari N.V., any or all amendments thereto and joint filing agreements with respect thereto, and in each case to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, as considered necessary or advisable under such Section 13. The undersigned hereby grants unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

This power of attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned being no longer required under Section 13 of the Exchange Act to maintain on file any statement with respect to the undersigned’s holdings of and transactions in securities issued by Ferrari N.V. as notified in writing by such undersigned to the foregoing attorneys-in-fact and agents and upon the filing of an amendment giving notice of the termination of such obligation, and (b) written revocation signed by the undersigned delivered to the foregoing attorneys-in-fact and agents.

Date: January 3, 2016

/s/ P. Ferrari
Piero Ferrari